New York Breakfast Meeting October 28, 2003

This presentation contains forward-looking statements that involve risks and uncertainties. The actual results achieved by Temple-Inland may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Temple-Inland and its subsidiaries; competitive actions by other companies; changes in laws or regulations; the accuracy of certain judgments and estimates concerning the integration of Gaylord into the operations of the company; the accuracy of certain judgments and estimates concerning the company's consolidation and supply chain initiatives; and other factors, many of which are beyond the control of Temple-Inland and its subsidiaries. October 28, 2003

Third Quarter Results Income $ (3) $ 15 $ 156 EPS $ (0.06) $ 0.28 $ 2.87* 3rd Qtr 3rd Qtr 2nd Qtr 2003 2002 2003 TIN 3rd qtr. 2003 special charges - total ($.46 per share) - Project TIP - $13 million ($.24 per share) - Charge to tax expense - $6 million ($.11 per share) - Redemption of 8.25% debt - $6 million ($.11 per share) Early redemption and refinancing of debentures result in lower annual interest expense of $10 million at current market rates Debt reduced by $70 million in 3rd qtr. 2003 and $145 YTD *Results for 2nd qtr. 2003 include (i) one-time tax benefit of $3.05 per share, and (ii) after-tax charge of $0.28 per share

Third Quarter Results (cont'd) Net income (loss) per dil. share $ (0.06) $ 0.28 $ 2.87 Excluding special items 0.46 - (2.77) Net income per dil. share (adj) $ 0.40 $ 0.28 $ 0.10 Effective tax rate 20% 42% 35% 3rd Qtr 2nd Qtr 2003 2002 2003

Third Quarter Results (cont'd) Operating Income (millions) Corrugated Packaging $ - $ 14 $ 1 Building Products $ 22 $ 12 $ 12 Financial Services $ 49 $ 44 $ 44 $ 71 $ 70 $ 57 3rd Qtr 3rd Qtr 2nd Qtr 2003 2002 2003

Corrugated Packaging Price Average box price down $10/ton vs. 3rd qtr. 2002 and 2nd qtr. 2003 3rd Qtr 3rd Qtr 2nd Qtr 2003 2002 2003 $ - $ 14 $ 1 Operating income (millions)

Corrugated Packaging (Cont'd) Volume - Despite closure of 3 box plants, box shipments flat vs. 3rd qtr. 2002; industry shipments down 3.2% vs. 3rd qtr. 2002 - Box shipments improved throughout 3rd qtr. with September 2003 shipments up 2.3% compared with September 2002

Corrugated Packaging (Cont'd) OCC - OCC prices down $32/ton vs. 3rd qtr. 2002 and down $5/ton vs. 2nd qtr. 2003 Energy - Energy costs up $9 million vs. 3rd qtr. 2002 - Energy costs down $5 million vs. 2nd qtr. 2003 $2 million attributable to lower natural gas costs ($0.35 decline per MMBtu) $3 million attributable to lower usage at mills Pension - Quarterly pension expense up $6 million vs. 3rd qtr. 2002

Building Products 3rd Qtr 3rd Qtr 2nd Qtr 2003 2002 2003 $22 $ 12 $ 12 Operating income (millions) Lumber - Average price up $27 vs. 3rd qtr. 2002 and up $23 vs. 2nd qtr. 2003 - Volume up 12% vs. 3rd qtr. 2002 and up 5% vs. 2nd qtr. 2003

Building Products (Cont'd) Particleboard Average price down $8 vs. 3rd qtr. 2002 and down $2 vs. 2nd qtr. 2003 Volume down 9% vs. 3rd qtr. 2002, but up 6% vs. 2nd qtr. 2003 Mt. Jewett particleboard plant indefinitely shut down in 2nd qtr. 2003

Building Products (Cont'd) MDF - Average price down $27 vs. 3rd qtr. 2002 and down $1 vs. 2nd qtr. 2003 - Volume down 30% vs. 3rd qtr. 2002 and down 10% vs. 2nd qtr. 2003 - Clarion MDF plant indefinitely shut down in 3rd qtr. 2003

Building Products (Cont'd) Gypsum - Average price up $3 vs. 3rd qtr. 2002 and 2nd qtr. 2003 - Volume down 4% vs. 3rd qtr. 2002, but up 13% vs. 2nd qtr. 2003 High-Value Land Sales - $2 million in high-value land sales in 3rd qtr. 2003 vs. $1 million in 3rd qtr. 2002 and $5 million in 2nd qtr. 2003 - Average price 3rd qtr. 2003 approximately $6,000 per acre

Financial Services Costs - Benefits from cost reduction initiatives exceeds $30 million over last two years 3rd Qtr 3rd Qtr 2nd Qtr 2003 2002 2003 $ 49 $ 44 $ 44 Operating income (millions)

As a % of earning assets Housing Construction 15% 19% 19% 23% Non-residential Real Estate 9% 9% 12% 18% Corporate 16% 12% 12% 14% Single-family Mortgage Assets 60% 60% 57% 45% Total earning assets 100% 100% 100% 100% Target At Year End Allocation 6-30-2003 2002 2001 Loan Portfolio Rebalanced to include higher percentage of single- family, adjustable-rate mortgage assets Financial Services (cont'd)

Financial Services (cont'd) Improved Earnings (millions) 2002 2003 1st qtr. $ 34 $ 39 2nd qtr. $ 37 $ 44 3rd qtr. $ 44 $ 49 4th qtr. $ 56 - Total $ 171 2002 Dividends $125 2003 (First 9 months) $120

Key Actions Status - Move of corrugated packaging operation to Austin Substantially complete - Consolidation of administrative functions and System implementation adoption of shared services concept in progress - Coordinated effort on supply chain (purchasing In progress and transportation) Benefits - $35 million annual benefit from consolidation and $35 million - YE 2004 shared services - $40 million annual benefit from expanded supply chain $25 million - YE 2004 initiatives $40 million - YE 2005 Expenses - Expensed through 3rd qtr. 2003 $36 million - Estimated expense through 2004 $10 - $15 million Project TIP (Transformation - Innovation - Performance)